EXHIBIT 99.1

Keurig Dr Pepper Reports Q4 2023 Results and Provides Outlook for 2024

Q4 Performance Led by Continued Momentum in U.S. Refreshment Beverages & International
After a Strong 2023, Company Expects to Deliver On-Algorithm Net Sales and Adjusted EPS Growth in 2024

BURLINGTON, MA and FRISCO, TX (February 22, 2024) – Keurig Dr Pepper Inc. (NASDAQ: KDP) today reported results for the fourth quarter and full year ended December 31, 2023. The Company also provided guidance for 2024.

	Reported GAAP Basis		Adjusted Basis[1]
	Q4	FY 2023	Q4	FY 2023
Net Sales	$3.87 bn	$14.81 bn	$3.87 bn	$14.81 bn
% vs prior year	1.7%	5.4%	1.1%	4.9%
Diluted EPS	$0.49	$1.55	$0.55	$1.79
% vs prior year	53.1%	53.5%	10.0%	6.0%

Full-year 2023 highlights:
•Mid-single-digit net sales growth, led by U.S. Refreshment Beverages and International segments.
•Adjusted diluted EPS growth of 6%, in line with guidance and reflecting a significantly enhanced composition of earnings. EPS growth accelerated in the second half of the year.
•In U.S. Refreshment Beverages, market share gains in categories representing approximately 85% of the portfolio.
•In U.S. Coffee, Keurig brewing system expanded to approximately 40 million U.S. households. Adjusted segment margins strongly inflected in the second half of the year.
•In International, double-digit net sales growth, increasing to 13% of the total company sales mix.
•Portfolio expansion into quickly growing ready-to-drink coffee and sports hydration categories through strategic partnerships with Chobani (La Colombe) and Grupo PiSA (Electrolit). Successful execution during year one of the strategic partnership with Nutrabolt (C4 Energy).
•Over $1.8 billion returned to shareholders through dividends, including a 7.5% increase in KDP’s quarterly dividend, and the opportunistic repurchase of 22 million shares.
Commenting on the results, Chairman and CEO Bob Gamgort stated, “2023 was a year of significant progress for KDP. Broad-based market share gains across our portfolio and entries into attractive white spaces supported our revenue momentum. Gross margin expansion resumed, as the relationship between inflation, pricing, and our redoubled productivity efforts improved throughout the year and helped fund investments in our brands and capabilities. We delivered on our financial commitments while simultaneously enhancing the composition of our earnings profile and strengthening our balance sheet.
Gamgort continued, “We now enter 2024 with a high-quality foundation from which to grow, as we target performance in line with our long-term financial algorithm. Moreover, we head into 2024 with confidence and strategic focus, bolstered by our bold challenger culture and a refreshed, energized executive leadership team.”
________________________________________
1 Adjusted financial metrics presented in this release are non-GAAP, excluding items affecting comparability and with growth rates presented on a constant currency basis. See reconciliations of GAAP results to Adjusted results on a constant currency basis in the accompanying tables.

2023 Full Year Consolidated Results
Net sales for the full year increased 5.4% to $14.8 billion. On a constant currency basis, net sales advanced 4.9%, driven by net price realization of 7.0%, partly offset by lower volume/mix of 2.1%. This performance reflected the strength of the Company’s brand portfolio and in-market execution, as well as continued manageable elasticities across most categories.
GAAP operating income increased 22.5% to $3.2 billion. The comparison primarily reflected the favorable year-over-year impact of items affecting comparability, including lapping a $477 million impairment in the prior year period.
Adjusted operating income increased 2.8% to $3.7 billion and totaled 24.7% as a percent of net sales. Adjusted operating income growth was driven by 7.6% Adjusted gross profit growth, translating to 150 basis points of Adjusted gross margin expansion. Adjusted operating income growth reflected higher net price realization and productivity, partly offset by the impact of inflationary pressures, the volume/mix decline, and higher SG&A costs, including increased marketing investment.
GAAP net income for the year increased 51.9% to $2.2 billion, or $1.55 per diluted share. This performance primarily reflected the increase in GAAP operating income and the favorable year-over-year impact of non-operating items affecting comparability.
Adjusted net income for the year advanced 4.4% to $2.5 billion, and Adjusted diluted EPS increased 6.0% to $1.79. The Adjusted net income and EPS growth was driven by the Adjusted operating income growth and a benefit from Nutrabolt equity method earnings, partly offset by higher interest expense.
Operating cash flow for the full year was $1.3 billion and free cash flow totaled $913 million. Operating and free cash flow included a $1.6 billion use of cash from accounts payable and accrued expenses, primarily related to the Company’s decision to strategically reduce its supplier financing program.
2023 Full Year Segment Results
U.S. Refreshment Beverages
Net sales for the full year increased 9.1% to $8.8 billion, driven by net price realization of 9.6%, partly offset by a modest decline in volume/mix of 0.5%. This performance reflected resilient category trends, continued market share gains, and the contribution from KDP’s sales and distribution partnership with Nutrabolt for C4 Energy.
KDP in-market performance in the U.S. Liquid Refreshment Beverages (LRB) category was strong. Retail dollar consumption2 advanced 8.7% and market share grew in categories representing approximately 85% of the Company’s cold beverage retail sales base. The dollar share gains were led by Dr Pepper, Polar, Evian, Vita Coco, C4 Energy, and Mott’s apple juice.
GAAP operating income increased 26.6% to $2.5 billion. The growth included a favorable year-over-year impact of items affecting comparability, including lapping a $477 million impairment in the prior year period.
Adjusted operating income increased 13.9% to $2.6 billion and totaled 29.0% as a percent of net sales, driven by net sales growth and productivity, partly offset by cost inflation and increased marketing investment.
U.S. Coffee
Net sales for the full year decreased 5.4% to $4.1 billion, driven by net price realization of 2.5%, which was more than offset by a volume/mix decline of 7.9%.

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2 Retail consumption data based on Keurig Dr Pepper’s custom IRi (Circana) category definitions for the 52-week period ending 12/31/2023.

Pod revenue decreased 3.6%, driven by a pod shipment decline of 5.1%. Across IRi tracked channels, U.S. retail dollar consumption2 of KDP-Manufactured K-Cup® Pods decreased 4.5%, with stronger performance registered in untracked channels. KDP Manufactured dollar share in the year was approximately 80%.
Brewer shipments totaled 9.7 million for the twelve months ending December 31, 2023, declining 10.3% year-over-year amid a softer discretionary demand environment and due to the impact of retailer inventory shifts during the first half of the year. Compared against pre-pandemic levels represented by the twelve months ending December 31, 2019, brewer shipments grew 13.0% and at a 3% CAGR. Over that same timeframe, Keurig brewing system households increased by 10 million to approximately 40 million.
GAAP operating income decreased 4.7% to $1.2 billion, including a favorable year-over-year impact from items affecting comparability.
Adjusted operating income decreased 4.3% to $1.3 billion and totaled 32.7% as a percent of net sales. Adjusted operating income margin expanded versus prior year, driven by higher net price realization and productivity, partly offset by inflationary pressures and the volume/mix decline.
International
Net sales for the full year increased 15.0% to $1.9 billion. On a constant currency basis, net sales advanced 10.5%, driven by net price realization of 5.5% and volume/mix growth of 5.0%. This strong performance reflected continued momentum across markets.
GAAP operating income increased 27.3% to $475 million, including a favorable year-over-year impact of items affecting comparability.
Adjusted operating income increased 19.5% to $497 million and totaled 25.9% as a percent of net sales, driven by net sales growth and productivity, partly offset by continued inflation.
Fourth Quarter Consolidated Results
Net sales for the fourth quarter increased 1.7% to $3.9 billion. On a constant currency basis, net sales advanced 1.1%, driven by net price realization of 4.8%, partly offset by lower volume/mix of 3.7%.
GAAP operating income increased 40.1% to $943 million. The comparison primarily reflected the favorable year-over-year impact of items affecting comparability, including lapping a $166 million impairment in the prior year period.
Adjusted operating income increased 6.5% to $1.1 billion and totaled 28.5% as a percent of net sales. Adjusted operating income growth was driven by 9.7% Adjusted gross profit growth, translating to 450 basis points of Adjusted gross margin expansion. Adjusted operating income growth reflected higher net price realization, productivity, and earned performance incentives related to C4 Energy, partly offset by the impact of the volume/mix decline and higher SG&A costs, including increased marketing investment.
GAAP net income for the quarter increased 53.0% to $693 million, or $0.49 per diluted share. This performance primarily reflected the increase in GAAP operating income and the favorable year-over-year impact of non-operating items affecting comparability, partly offset by a higher year-over-year GAAP tax rate.
Adjusted net income for the quarter advanced 7.1% to $770 million, and Adjusted diluted EPS increased 10.0% to $0.55. The Adjusted net income growth was driven by the Adjusted operating income growth and a benefit from Nutrabolt equity method earnings, partly offset by a higher year-over-year tax rate. Adjusted diluted EPS growth also reflected lower diluted shares outstanding.
Operating cash flow for the fourth quarter was $297 million and free cash flow totaled $143 million. Operating and free cash flow included a $463 million use of cash from accounts payable and accrued expenses, primarily related to the Company’s decision to strategically reduce its supplier financing program.

Fourth Quarter Segment Results
U.S. Refreshment Beverages
Net sales for the fourth quarter increased 6.8% to $2.2 billion, driven by net price realization of 7.5%, partly offset by a modest decline in volume/mix of 0.7%. This performance reflected manageable elasticities, continued market share gains, and the contribution from KDP’s sales and distribution partnership with Nutrabolt for C4 Energy.
KDP in-market performance in the U.S. Liquid Refreshment Beverages (LRB) category remained healthy. Retail dollar consumption3 advanced 3.9% and market share grew in categories representing approximately 85% of the Company’s cold beverage retail sales base. The dollar share gains were led by Dr Pepper, Polar, Evian, Vita Coco, C4 Energy, and Hawaiian Punch.
GAAP operating income increased 69.0% to $688 million. The growth primarily reflected the favorable year-over-year impact of items affecting comparability, including lapping the $166 million impairment in the prior year period.
Adjusted operating income increased 20.2% to $713 million and totaled 32.2% as a percent of net sales, driven by net sales growth, productivity, and earned performance incentives related to C4 Energy, partly offset by continued cost inflation and increased marketing investment.
U.S. Coffee
Net sales for the fourth quarter decreased 9.9% to $1.2 billion, driven by net price realization of 0.8%, which was more than offset by a volume/mix decline of 10.7%.
Pod revenue decreased 6.9%, driven by a shipment decline of 2.7% and unfavorable mix. Across IRi tracked channels, U.S. retail dollar consumption3 of KDP-Manufactured K-Cup® Pods decreased 8.6%, with stronger performance registered in untracked channels. KDP Manufactured dollar share in the quarter was approximately 80%.
GAAP operating income decreased 2.5% to $383 million, despite a favorable year-over-year impact of items affecting comparability.
Adjusted operating income decreased 2.8% to $423 million, primarily due to the decline in volume/mix, and totaled 36.5% as a percent of net sales. Adjusted operating income margin expanded 260 basis points versus the prior year, reflecting a favorable relationship between higher net price realization, productivity, and input costs.
International
Net sales for the fourth quarter increased 11.5% to $495 million. On a constant currency basis, net sales advanced 6.5%, driven by net price realization of 3.6% and volume/mix growth of 2.9%. This strong performance reflected continued momentum across markets.
GAAP operating income increased 26.3% to $144 million, despite an unfavorable year-over-year impact of items affecting comparability.
Adjusted operating income increased 19.8% to $152 million and totaled 30.7% as a percent of net sales, driven by the net sales growth and productivity, partly offset by continued inflation.

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3Retail consumption data based on Keurig Dr Pepper’s custom IRi (Circana) category definitions for the 13-week period ending 12/31/2023.

2024 Guidance
The 2024 guidance provided below is presented on a constant currency, non-GAAP basis. The Company does not provide reconciliations of such forward-looking non-GAAP measures to GAAP measures, due to the inability to predict the amount and timing of impacts outside of the Company's control on certain items, such as non-cash gains or losses resulting from mark-to-market adjustments of derivative instruments, among others, which could be material.
KDP expects constant currency net sales growth in a mid-single-digit range and Adjusted diluted EPS growth in a high-single-digit range in 2024. Foreign currency translation is expected to approximate a half of one percentage point headwind to both net sales and EPS growth.

Investor Contacts:
Jane Gelfand
T: 888-340-5287 / jane.gelfand@kdrp.com
Chethan Mallela
T: 888-340-5287 / chethan.mallela@kdrp.com
Media Contact:
Katie Gilroy
T: 781-418-3345 / katie.gilroy@kdrp.com

ABOUT KEURIG DR PEPPER
Keurig Dr Pepper (KDP) is a leading beverage company in North America, with annual revenue of more than $14 billion and approximately 28,000 employees. KDP holds leadership positions in liquid refreshment beverages, including soft drinks, specialty coffee and tea, water, juice and juice drinks and mixers, and markets the #1 single serve coffee brewing system in the U.S. and Canada. The Company’s portfolio of more than 125 owned, licensed and partner brands is designed to satisfy virtually any consumer need, any time, and includes Keurig®, Dr Pepper®, Canada Dry®, Clamato®, CORE®, Green Mountain Coffee Roasters®, Mott's®, Snapple®, and The Original Donut Shop®. Through its powerful sales and distribution network, KDP can deliver its portfolio of hot and cold beverages to nearly every point of purchase for consumers. The Company’s Drink Well. Do Good. corporate responsibility platform is focused on the greatest opportunities for impact in the environment, its supply chain, the health and well-being of consumers and with its people and communities. For more information, visit www.keurigdrpepper.com.
FORWARD LOOKING STATEMENTS
Certain statements contained herein are “forward-looking statements” within the meaning of applicable securities laws and regulations. These forward-looking statements can generally be identified by the use of words such as “outlook,” “guidance,” “anticipate,” “expect,” “believe,” “could,” “estimate,” “feel,” “forecast,” “intend,” “may,” “plan,” “potential,” “project,” “should,” “target,” “will,” “would,” and similar words. Forward-looking statements by their nature address matters that are, to different degrees, uncertain. These statements are based on the current expectations of our management, are not predictions of actual performance, and actual results may differ materially.
Forward-looking statements are subject to a number of risks and uncertainties, including the factors disclosed in our Annual Report on Form 10-K and subsequent filings with the SEC. We are under no obligation to update, modify or withdraw any forward-looking statements, except as required by applicable law.

NON-GAAP FINANCIAL MEASURES
This release includes certain non-GAAP financial measures, which differ from results using U.S. Generally Accepted Accounting Principles (GAAP). These non-GAAP financial measures should be considered as supplements to and should not be considered replacements for, or superior to, the GAAP measures. These measures may differ from similarly titled non-GAAP financial measures presented by other companies, and other companies may not define the non-GAAP financial measure in the same way. Non-GAAP financial measures typically exclude certain charges, including one-time costs that are not expected to occur routinely in future periods, described by the Company as “items affecting comparability”. Refer to page A-5 for the Company’s description of items affecting comparability for each period presented. The Company uses non-GAAP financial measures to evaluate our operating and financial performance and to compare such performance to that of prior periods and to the performance of our competitors. Additionally, we use non-GAAP financial measures in making operational and financial decisions and in our budgeting and planning process. We believe that providing non-GAAP financial measures to investors helps investors evaluate our operating performance, profitability and business trends in a way that is consistent with how management evaluates such performance.

Adjusted gross profit. Adjusted gross profit is defined as Net sales less Cost of sales, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted gross profit is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Adjusted operating income. Adjusted operating income is defined as Income from operations, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted operating income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Adjusted net income attributable to KDP. Adjusted net income attributable to KDP is defined as Net income attributable to KDP, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted net income is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Adjusted diluted EPS. Adjusted diluted EPS is defined as Diluted EPS, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted diluted EPS is useful for investors in providing period-to-period comparisons of the results of our operations since it adjusts for certain items affecting overall comparability.

Adjusted gross margin. Adjusted gross margin is defined as Adjusted gross profit divided by Net sales. Management believes that Adjusted gross margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.

Adjusted operating margin. Adjusted operating margin is defined as Adjusted Income from operations divided by Net sales. Management believes that Adjusted operating margin is useful for investors as supplemental measures to evaluate our operating performance and ability to manage ongoing costs.

Adjusted interest expense. Adjusted interest expense is defined as Interest expense, net, as adjusted for items affecting comparability as described on page A-5. Management believes that Adjusted interest expense is useful for investors in evaluating our performance and establishing expectations for the impacts of interest expenses.
Adjusted EBITDA. Adjusted EBITDA is defined as EBITDA, as adjusted for items affecting comparability as described on page A-5. EBITDA is defined as Net income attributable to KDP as adjusted for interest expense, net; provision for income taxes; depreciation expense; amortization of intangibles; and other amortization. Management believes that Adjusted EBITDA is useful for investors in evaluating the Company’s operating results and understanding the Company's operating trends by adjusting certain items that can vary significantly depending on specific underlying transactions or events, thereby affecting comparability.

Management leverage ratio. Management leverage ratio is defined as KDP’s total principal amounts of debt less cash and cash equivalents, divided by Adjusted EBITDA. Management believes that the Management leverage ratio is useful for investors in evaluating the Company’s liquidity and assessing the Company's ability to meet its financial obligations.

Free cash flow. Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. Management uses this measure to evaluate the company’s performance and make resource allocation decisions.

Financial measures presented on a constant currency basis. Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates. Because our reporting currency is the U.S. Dollar, the value of financial measures presented in U.S. Dollar will be affected by changes in currency exchange rates. Therefore, we present certain financial measures on a constant currency basis for greater comparability.

KEURIG DR PEPPER INC.
CONSOLIDATED STATEMENTS OF INCOME
(UNAUDITED)

	Fourth Quarter		Year Ended December 31,
(in millions, except per share data)	2023	2022	2023	2022
Net sales	$3,867	$3,803	$14,814	$14,057
Cost of sales	1,683	1,807	6,734	6,734
Gross profit	2,184	1,996	8,080	7,323
Selling, general, and administrative expenses	1,258	1,227	4,912	4,645
Impairment of intangible assets	—	166	2	477
Gain on litigation settlement	—	—	—	(299)
Other operating income, net	(17)	(70)	(26)	(105)
Income from operations	943	673	3,192	2,605
Interest expense, net	64	123	496	693
Loss on early extinguishment of debt	—	—	—	217
Gain on sale of equity method investment	—	—	—	(50)
Impairment of investments and note receivable	—	—	—	12
Other income, net	(20)	(8)	(61)	14
Income before provision for income taxes	899	558	2,757	1,719
Provision for income taxes	206	105	576	284
Net income including non-controlling interest	693	453	2,181	1,435
Less: Net loss attributable to non-controlling interest	—	—	—	(1)
Net income attributable to KDP	$693	$453	$2,181	$1,436

Earnings per common share:
Basic	$0.50	$0.32	$1.56	$1.01
Diluted	0.49	0.32	1.55	1.01
Weighted average common shares outstanding:
Basic	1,393.6	1,415.5	1,399.3	1,416.8
Diluted	1,401.3	1,427.5	1,408.4	1,428.5

KEURIG DR PEPPER INC.
CONDENSED CONSOLIDATED BALANCE SHEETS
(UNAUDITED)

	December 31,	December 31,
(in millions, except share and per share data)	2023	2022
Assets
Current assets:
Cash and cash equivalents	$267	$535
Trade accounts receivable, net	1,368	1,484
Inventories	1,142	1,314
Prepaid expenses and other current assets	598	471
Total current assets	3,375	3,804
Property, plant and equipment, net	2,699	2,491
Investments in unconsolidated affiliates	1,387	1,000
Goodwill	20,202	20,072
Other intangible assets, net	23,287	23,183
Other non-current assets	1,149	1,252
Deferred tax assets	31	35
Total assets	$52,130	$51,837
Liabilities and Stockholders' Equity
Current liabilities:
Accounts payable	3,597	5,206
Accrued expenses	1,242	1,153
Structured payables	117	137
Short-term borrowings and current portion of long-term obligations	3,246	895
Other current liabilities	714	685
Total current liabilities	8,916	8,076
Long-term obligations	9,945	11,072
Deferred tax liabilities	5,760	5,739
Other non-current liabilities	1,833	1,825
Total liabilities	26,454	26,712
Commitments and contingencies
Stockholders' equity:
Preferred stock, $0.01 par value, 15,000,000 shares authorized, no shares issued	—	—
Common stock, $0.01 par value, 2,000,000,000 shares authorized, 1,390,446,043 and 1,408,394,293 shares issued and outstanding as of December 31, 2023 and 2022, respectively	14	14
Additional paid-in capital	20,788	21,444
Retained earnings	4,559	3,539
Accumulated other comprehensive income	315	129
Total stockholders' equity	25,676	25,126
Non-controlling interest	—	(1)
Total equity	25,676	25,125
Total liabilities and stockholders' equity	$52,130	$51,837

KEURIG DR PEPPER INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	Year Ended December 31,
(in millions)	2023	2022
Operating activities:
Net income attributable to KDP	$2,181	$1,436
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation expense	402	399
Amortization of intangibles	137	138
Other amortization expense	181	172
Provision for sales returns	61	61
Deferred income taxes	(4)	(289)
Employee stock-based compensation expense	116	52
Loss on early extinguishment of debt	—	217
Gain on sale of equity method investment	—	(50)
Gain on disposal of property, plant, and equipment	(1)	(80)
Unrealized (gain) loss on foreign currency	(13)	26
Unrealized loss on derivatives	31	383
Settlements of interest rate contracts	54	125
Equity in (earnings) loss of unconsolidated affiliates	(33)	5
Earned equity	(44)	—
Impairment of intangible assets	2	477
Impairment of investments and note receivable of unconsolidated affiliate	—	12
Other, net	6	28
Changes in assets and liabilities:
Trade accounts receivable	70	(398)
Inventories	182	(426)
Income taxes receivable and payables, net	(199)	(105)
Other current and non-current assets	(192)	(456)
Accounts payable and accrued expenses	(1,618)	903
Other current and non-current liabilities	10	207
Net change in operating assets and liabilities	(1,747)	(275)
Net cash provided by operating activities	1,329	2,837
Investing activities:
Proceeds from sale of investment in unconsolidated affiliates	—	50
Purchases of property, plant, and equipment	(425)	(353)
Proceeds from sales of property, plant, and equipment	9	168
Purchases of intangibles	(56)	(26)
Issuance of related party note receivable	—	(18)
Investments in unconsolidated affiliates	(316)	(962)
Other, net	4	6
Net cash used in investing activities	(784)	(1,135)
Financing activities:
Proceeds from issuance of Notes	—	3,000
Repayments of Notes	(500)	(3,365)
Net proceeds from issuance of commercial paper	1,697	250
Proceeds from structured payables	130	155
Repayments of structured payables	(148)	(158)
Cash dividends paid	(1,142)	(1,080)
Repurchases of common stock	(706)	(379)
Tax withholdings related to net share settlements	(62)	(15)
Payments on finance leases	(95)	(90)
Other, net	(6)	(46)
Net cash used in financing activities	(832)	(1,728)
Cash and cash equivalents:
Net change from operating, investing and financing activities	(287)	(26)
Effect of exchange rate changes	19	(7)
Beginning balance	535	568
Ending balance	$267	$535

KEURIG DR PEPPER INC.
RECONCILIATION OF SEGMENT INFORMATION
(UNAUDITED)

	Fourth Quarter		Year Ended December 31,
(in millions)	2023	2022	2023	2022
Net Sales
U.S. Refreshment Beverages	$2,214	$2,074	$8,821	$8,083
U.S. Coffee	1,158	1,285	4,071	4,302
International	495	444	1,922	1,672
Total net sales	$3,867	$3,803	$14,814	$14,057

Income from Operations
U.S. Refreshment Beverages	$688	$407	$2,483	$1,961
U.S. Coffee	383	393	1,158	1,215
International	144	114	475	373
Unallocated corporate costs	(272)	(241)	(924)	(944)
Total income from operations	$943	$673	$3,192	$2,605

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)
The Company reports its financial results in accordance with U.S. GAAP. However, management believes that certain non-GAAP financial measures that reflect the way management evaluates the business may provide investors with additional information regarding the Company's results, trends and ongoing performance on a comparable basis.
Specifically, investors should consider the following with respect to our financial results:
Adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability.
Items affecting comparability: Defined as certain items that are excluded for comparison to prior year periods, adjusted for the tax impact as applicable. Tax impact is determined based upon an approximate rate for each item. For each period, management adjusts for (i) the unrealized mark-to-market impact of derivative instruments not designated as hedges in accordance with U.S. GAAP that do not have an offsetting risk reflected within the financial results, as well as the unrealized mark-to-market impact of our Vita Coco investment; (ii) the amortization associated with definite-lived intangible assets; (iii) the amortization of the deferred financing costs associated with the DPS Merger; (iv) the amortization of the fair value adjustment of the senior unsecured notes obtained as a result of the DPS Merger; (v) stock compensation expense and the associated windfall tax benefit attributable to the matching awards made to employees who made an initial investment in KDP; (vi) transaction costs for significant business combinations (completed or abandoned); (vii) non-cash changes in deferred tax liabilities related to goodwill and other intangible assets as a result of tax rate or apportionment changes; (viii) impairments recognized on certain intangible assets; and (ix) other certain items that are excluded for comparison purposes to prior year periods.
For the fourth quarter and full year ended December 31, 2023, the other certain items excluded for comparison purposes include (i) productivity expenses, (ii) restructuring expenses associated with the 2023 CEO Succession and Associated Realignment, and (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation. Additionally, during the year ended December 31, 2023, the non-cash changes in deferred tax liabilities related to goodwill and other intangible assets included an immaterial non-cash true-up of the valuation of foreign deferred tax liabilities related to a prior period.
For the fourth quarter and full year ended December 31, 2022, the other certain items excluded for comparison purposes include (i) restructuring and integration expenses related to significant business combinations; (ii) productivity expenses; (iii) costs related to significant non-routine legal matters, specifically the antitrust litigation; (iv) the loss on early extinguishment of debt related to the redemption of debt; (v) incremental costs to our operations related to risks associated with the COVID-19 pandemic, which were incurred to either maintain the health and safety of our front-line employees or temporarily increase compensation to such employees to ensure essential operations continue during the pandemic; (vi) the gain on the sale of our investment in BodyArmor as a result of the settlement of the associated holdback liability; (vii) the gain on the settlement of our prior litigation with BodyArmor, excluding recoveries of previously incurred litigation expenses which were included in our adjusted results; (viii) losses recognized with respect to our equity method investment in Bedford as a result of funding our share of their wind-down costs; (ix) transaction costs for significant business combinations (completed or abandoned); (x) foundational projects, which are transformative and non-recurring in nature; and (xi) impairments recognized on certain intangible brand assets.
Constant currency adjusted: Defined as certain financial statement captions and metrics adjusted for certain items affecting comparability, calculated on a constant currency basis by converting our current period local currency financial results using the prior period foreign currency exchange rates.
For the years ended December 31, 2023 and 2022, the supplemental financial data set forth below includes reconciliations of adjusted and constant currency adjusted financial measures to the applicable financial measure presented in the unaudited condensed consolidated financial statements for the same period.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Gross profit	Gross margin	Income from operations	Operating margin
For the Fourth Quarter of 2023
Reported	$2,184	56.5%	$943	24.4%
Items Affecting Comparability:
Mark to market	13		40
Amortization of intangibles	—		34
Stock compensation	—		4
Restructuring - 2023 CEO Succession and Associated Realignment	—		8
Productivity	26		71
Transaction costs	—		1
Adjusted	$2,223	57.5%	$1,101	28.5%
Impact of foreign currency		—%		—%
Constant currency adjusted		57.5%		28.5%

For the Fourth Quarter of 2022
Reported	$1,996	52.5%	$673	17.7%
Items Affecting Comparability:
Mark to market	(10)		(9)
Amortization of intangibles	—		38
Stock compensation	—		2
Restructuring and integration costs - DPS Merger	—		81
Productivity	30		71
Impairment of intangible assets	—		166
Non-routine legal matters	—		4
COVID-19	(1)		—
Foundational projects	—		1
Adjusted	$2,015	53.0%	$1,027	27.0%
Refer to pages A-8 and A-9 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the Fourth Quarter of 2023
Reported	$64	$899	$206	22.9%	$693	$0.49
Items Affecting Comparability:
Mark to market	60	(20)	(4)		(16)	(0.01)
Amortization of intangibles	—	34	9		25	0.02
Amortization of fair value debt adjustment	(5)	5	2		3	—
Stock compensation	—	4	—		4	—
Restructuring - 2023 CEO Succession and Associated Realignment	—	8	3		5	—
Productivity	—	71	18		53	0.04
Transaction costs	—	1	—		1	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	(2)		2	—
Adjusted	$119	$1,002	$232	23.2%	$770	$0.55
Impact of foreign currency				(0.1)%
Constant currency adjusted				23.1%

For the Fourth Quarter of 2022
Reported	$123	$558	$105	18.8%	$453	$0.32
Items Affecting Comparability:
Mark to market	(2)	(11)	(8)		(3)	—
Amortization of intangibles	—	38	10		28	0.02
Amortization of fair value of debt adjustment	(5)	5	1		4	—
Stock compensation	—	2	—		2	—
Restructuring and integration costs - DPS Merger	—	81	19		62	0.04
Productivity	—	71	24		47	0.03
Impairment of intangible assets	—	166	49		117	0.08
Impairment of investment	—	—	3		(3)	—
Loss on early extinguishment of debt	—	—	(3)		3	—
Non-routine legal matters	—	4	1		3	—
COVID-19	—	—	1		(1)	—
Foundational projects	—	1	—		1	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	(1)		1	—
Adjusted	$116	$915	$201	22.0%	$714	$0.50

Change - adjusted	2.6%				7.8%	10.0%
Impact of foreign currency	—%				(0.7)%	—%
Change - constant currency adjusted	2.6%				7.1%	10.0%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the Fourth Quarter of 2023
Reported - Income from Operations	$688	$383	$144	$(272)	$943
Items Affecting Comparability:
Mark to market	—	—	6	34	40
Amortization of intangibles	6	26	2	—	34
Stock compensation	—	—	—	4	4
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	8	8
Productivity	19	14	—	38	71
Transaction costs	—	—	—	1	1
Adjusted - Income from Operations	$713	$423	$152	$(187)	$1,101

Change - adjusted	20.2%	(2.8)%	25.6%	53.3%	7.2%
Impact of foreign currency	—%	—%	(5.8)%	—%	(0.7)%
Change - constant currency adjusted	20.2%	(2.8)%	19.8%	53.3%	6.5%

For the Fourth Quarter of 2022
Reported - Income from Operations	$407	$393	$114	$(241)	$673
Items Affecting Comparability:
Mark to market	—	—	1	(10)	(9)
Amortization of intangibles	6	27	5	—	38
Stock compensation	—	—	—	2	2
Restructuring and integration costs - DPS Merger	—	(1)	1	81	81
Productivity	13	17	—	41	71
Impairment of intangible assets	166	—	—	—	166
Non-routine legal matters	—	—	—	4	4
COVID-19	1	(1)	—	—	—
Foundational projects	—	—	—	1	1
Adjusted - Income from Operations	$593	$435	$121	$(122)	$1,027

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the fourth quarter of 2023
Net sales
U.S. Refreshment Beverages	6.8%	—%	6.8%
U.S. Coffee	(9.9)	—	(9.9)
International	11.5	(5.0)	6.5
Total net sales	1.7	(0.6)	1.1

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the fourth quarter of 2023
Operating margin
U.S. Refreshment Beverages	31.1%	1.1%	32.2%	—%	32.2%
U.S. Coffee	33.1	3.4	36.5	—	36.5
International	29.1	1.6	30.7	—	30.7
Total operating margin	24.4	4.1	28.5	—	28.5

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Gross profit	Gross margin	Income from operations	Operating margin
For the Year Ended December 31, 2023
Reported	$8,080	54.5%	$3,192	21.5%
Items Affecting Comparability:
Mark to market	(5)		8
Amortization of intangibles	—		137
Stock compensation	—		17
Restructuring - 2023 CEO Succession and Associated Realignment	—		35
Productivity	115		259
Impairment of intangible assets	—		2
Non-routine legal matters	—		5
Transaction costs	—		2
Adjusted	$8,190	55.3%	$3,657	24.7%
Impact of foreign currency		—%		—%
Constant currency adjusted		55.3%		24.7%

For the Year Ended December 31, 2022
Reported	$7,323	52.1%	$2,605	18.5%
Items Affecting Comparability:
Mark to market	120		150
Amortization of intangibles	—		138
Stock compensation	—		5
Restructuring and integration costs - DPS Merger	—		172
Productivity	116		230
Impairment of intangible assets	—		477
Non-routine legal matters	—		13
COVID-19	9		14
Gain on litigation	—		(271)
Transaction costs	—		1
Foundational projects	—		4
Adjusted	$7,568	53.8%	$3,538	25.2%

Refer to pages A-13 and A-14 for reconciliations of reported net sales to constant currency net sales and adjusted income from operations to constant currency adjusted income from operations.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the Year Ended December 31, 2023
Reported	$496	$2,757	$576	20.9%	$2,181	$1.55
Items Affecting Comparability:
Mark to market	(14)	6	2		4	—
Amortization of intangibles	—	137	34		103	0.07
Amortization of deferred financing costs	(1)	1	—		1	—
Amortization of fair value debt adjustment	(19)	19	5		14	0.01
Stock compensation	—	17	6		11	0.01
Restructuring - 2023 CEO Succession and Associated Realignment	—	35	9		26	0.02
Productivity	—	259	63		196	0.14
Impairment of intangible assets	—	2	—		2	—
Non-routine legal matters	—	5	1		4	—
Transaction costs	—	2	—		2	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	26		(26)	(0.02)
Adjusted	$462	$3,240	$722	22.3%	$2,518	$1.79
Impact of foreign currency				(0.1)%
Constant currency adjusted				22.2%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN NON-GAAP INFORMATION
(UNAUDITED)

	Interest expense, net	Income before provision for income taxes	Provision for income taxes	Effective tax rate	Net income attributable to KDP	Diluted earnings per share
For the Year Ended December 31, 2022
Reported	$693	$1,719	$284	16.5%	$1,436	$1.01
Items Affecting Comparability:
Mark to market	(249)	395	93		302	0.21
Amortization of intangibles	—	138	35		103	0.07
Amortization of deferred financing costs	(2)	2	—		2	—
Amortization of fair value of debt adjustment	(19)	19	4		15	0.01
Stock compensation	—	5	(1)		6	—
Restructuring and integration costs - DPS Merger	—	172	41		131	0.09
Productivity	—	230	56		174	0.12
Impairment of intangible assets	—	477	126		351	0.25
Impairment of investment	—	12	3		9	0.01
Loss on early extinguishment of debt	—	217	51		166	0.12
Non-routine legal matters	—	13	3		10	0.01
COVID-19	—	14	4		10	0.01
Gain on litigation	—	(271)	(68)		(203)	(0.14)
Gain on sale of equity-method investment	—	(50)	(12)		(38)	(0.03)
Transaction costs	—	1	—		1	—
Foundational projects	—	4	1		3	—
Change in deferred tax liabilities related to goodwill and other intangible assets	—	—	80		(80)	(0.06)
Adjusted	$423	$3,097	$700	22.6%	$2,398	$1.68

Change - adjusted	9.2%				5.0%	6.5%
Impact of foreign currency	—%				(0.6)%	(0.5)%
Change - Constant currency adjusted	9.2%				4.4%	6.0%
Diluted earnings per common share may not foot due to rounding.

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY
ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	U.S. Refreshment Beverages	U.S. Coffee	International	Unallocated corporate costs	Total
For the Year Ended December 31, 2023
Reported - Income from Operations	$2,483	$1,158	$475	$(924)	$3,192
Items Affecting Comparability:
Mark to market	—	—	6	2	8
Amortization of intangibles	20	101	16	—	137
Stock compensation	—	—	—	17	17
Restructuring - 2023 CEO Succession and Associated Realignment	—	—	—	35	35
Productivity	57	74	—	128	259
Impairment of intangible assets	2	—	—	—	2
Non-routine legal matters	—	—	—	5	5
Transaction costs	—	—	—	2	2
Adjusted - Income from Operations	$2,562	$1,333	$497	$(735)	$3,657

Change - adjusted	13.9%	(4.3)%	24.3%	45.5%	3.4%
Impact of foreign currency	—%	—%	(4.8)%	—%	(0.6)%
Change - constant currency adjusted	13.9%	(4.3)%	19.5%	45.5%	2.8%

For the Year Ended December 31, 2022
Reported - Income from Operations	$1,961	$1,215	$373	$(944)	$2,605
Items Affecting Comparability:
Mark to market	—	—	9	141	150
Amortization of intangibles	22	102	14	—	138
Stock compensation	—	—	—	5	5
Restructuring and integration costs - DPS Merger	2	—	2	168	172
Productivity	52	71	—	107	230
Impairment of intangible assets	477	—	—	—	477
Non-routine legal matters	—	—	—	13	13
COVID-19	7	5	2	—	14
Gain on litigation	(271)	—	—	—	(271)
Transaction costs	—	—	—	1	1
Foundational projects	—	—	—	4	4
Adjusted - Income from Operations	$2,250	$1,393	$400	$(505)	$3,538

KEURIG DR PEPPER INC.
RECONCILIATION OF CERTAIN FINANCIAL MEASURES BY SEGMENT TO CONSTANT CURRENCY ADJUSTED FINANCIAL MEASURES BY SEGMENT
(UNAUDITED)

	Reported	Impact of Foreign Currency	Constant Currency
For the year ended December 31, 2023
Net sales
U.S. Refreshment Beverages	9.1%	—%	9.1%
U.S. Coffee	(5.4)	—	(5.4)
International	15.0	(4.5)	10.5
Total net sales	5.4	(0.5)	4.9

	Reported	Items Affecting Comparability	Adjusted	Impact of Foreign Currency	Constant Currency Adjusted
For the year ended December 31, 2023
Operating margin
U.S. Refreshment Beverages	28.1%	0.9%	29.0%	—%	29.0%
U.S. Coffee	28.4	4.3	32.7	—	32.7
International	24.7	1.2	25.9	—	25.9
Total operating margin	21.5	3.2	24.7	—	24.7

KEURIG DR PEPPER INC.
RECONCILIATION OF ADJUSTED EBITDA AND MANAGEMENT LEVERAGE RATIO
(UNAUDITED)

(in millions, except for ratio)
ADJUSTED EBITDA RECONCILIATION - LAST TWELVE MONTHS
Net income attributable to KDP	$2,181
Interest expense, net	496
Provision for income taxes	576
Depreciation expense	402
Other amortization	181
Amortization of intangibles	137
EBITDA	$3,973
Items affecting comparability:
Impairment of intangible assets	$2
Restructuring - 2023 CEO Succession and Associated Realignment	35
Productivity	218
Non-routine legal matters	5
Stock compensation	17
Transaction costs	2
Mark to market	(8)
Adjusted EBITDA	$4,244

December 31,
2023
Principal amounts of:
Commercial paper notes	$2,096
Senior unsecured notes	11,243
Total principal amounts	13,339
Less: Cash and cash equivalents	267
Total principal amounts less cash and cash equivalents	$13,072

December 31, 2023 Management Leverage Ratio	3.1

KEURIG DR PEPPER INC.
RECONCILIATION OF NET CASH PROVIDED BY OPERATING ACTIVITIES TO FREE CASH FLOW
(UNAUDITED)

Free cash flow is defined as net cash provided by operating activities adjusted for purchases of property, plant and equipment, proceeds from sales of property, plant and equipment, and certain items excluded for comparison to prior year periods. For the years ended December 31, 2023 and 2022, there were no certain items excluded for comparison to prior year periods.

	Year Ended December 31,
(in millions)	2023	2022
Net cash provided by operating activities	$1,329	$2,837
Purchases of property, plant and equipment	(425)	(353)
Proceeds from sales of property, plant and equipment	9	168
Free Cash Flow	$913	$2,652